Exhibit 3.61

State of Delaware Secretary of State Division of Corporations Delivered 07:49 AM 11/20/2014 FILED 08:00 AM 11/20/2014 SRV 141434236 – 3066328 FILE

STATE OF DELAWARE

CERTIFICATE OF AMENDMENT

1.	Name of Limited Liability Company: Van Wagner/Wall to Wall, LLC

2.	The Certificate of Formation of the limited liability company is hereby amended as follows:

First: The name of the limited liability company is Outfront Media Wall to Wall LLC

IN WITNESS WHEREOF, the undersigned have executed this Certificate on the 14th day of November, A.D. 2014.

By:
Authorized Person(s)

Name:	Lisa Tanzi
Print or Type

STATE OF DELAWARE SECRETARY OF STATE DIVISION OF CORPORATIONS FILED 09:00 AM 07/06/1999 991276573 – 3066328

CERTIFICATE OF FORMATION

OF

VAN WAGNER/WALL TO WALL, LLC

The undersigned, an authorized natural person, for the purpose of forming a limited liability company under the provisions and subject to the requirements of the State of Delaware (particularly Chapter 18, Title 6 of the Delaware Code and the acts amendatory thereof and supplemental thereto, and known, identified, and referred to as the “Delaware Limited Liability Company Act” (the “Act”)), hereby certifies that:

FIRST: The name of the limited liability company (the “Company”) is Van Wagner/Wall to Wall, LLC.

SECOND: The address of the registered office and the name and the address of the registered agent of the Company required to be maintained by Section 18-104 of the Delaware Limited Company Act are Corporation Service Company, 1013 Centre Road, Wilmington, Delaware 19805.

IN WITNESS WHEREOF, the undersigned has executed this Certificate of Formation as of July 6, 1999.

/s/ Rosette Tyler
Rosette Tyler
Authorized Person

CERTIFICATE OF AMENDMENT TO CERTIFICATE OF FORMATION

OF

VAN WAGNER/WALL TO WALL, LLC

VAN WAGNER/WALL TO WALL, LLC (hereinafter called the “company”), a limited liability company organized and existing under and by virtue of the Limited Liability Company Act of the State of Delaware, does hereby certify:

1. The name of the limited liability company is: VAN WAGNER/WALL TO WALL, LLC.

2. The Certificate of Formation of the domestic limited liability company is hereby amended to change the name and address of the registered agent and the address of the registered office within the State of Delaware as follows:

National Registered Agents, Inc.

160 Greentree Drive, Suite 101

Dover, Delaware 19904

County of Kent

Executed on November 1 2006.

/s/ Steven S. Pretsfelder
Steven S. Pretsfelder, Authorized Person

State of Delaware Secretary of State Division of Corporations Delivered 01:18 PM 11/02/2006 FILED 01:10 PM 11/02/2006 SRV 061007819 - 3066328 FILE